Exhibit 99.1

FOUNDATION COAL HOLDINGS, INC.

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, is made effective as of July 1, 2006, between Foundation Coal Holdings, Inc. (the “Company”) and Allen S. Pack, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant be awarded pursuant to the Plan and the terms set forth in this Agreement, an unfunded, unsecured right to receive the Fair Market Value (as defined in the Plan) of a number of Shares payable, in the sole discretion of the Committee, in cash and/or Shares the Restricted Stock Units provided for herein pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

Actual EBITDA: “EBITDA” as defined in the Credit Agreement dated as of July 30, 2004 by and among Foundation PA Coal Company, as borrower, FC 2 Corp. and Foundation Coal Corporation, as guarantors, and the lenders named therein as in effect on the date hereof. More specifically defined as income (or loss) from continuing operations, plus interest expense, net of interest income, income tax expense (benefit), accretion on asset retirement obligations, and depreciation, depletion and amortization plus or minus other adjustments as specified in Foundation Coal’s bank credit agreement.

(b) Actual Free Cash Flow: In respect of a fiscal year, EBITDA less the sum of capital expenditures as set forth in the Company’s unaudited financial statements; provided that the Committee may make such equitable adjustments to capital expenditures as it reasonably deems to be appropriate in order to achieve the intention of this Agreement after giving effect to significant events including, without limitation, acquisitions, dispositions, mergers or similar transactions.

(c) Actual EBITDA/Revenue Margin: In respect of a fiscal year, the actual EBITDA divided by the Revenue as reported in the December 31st audited Statement of Consolidated Operations and Comprehensive Income (Loss) multiplied by 100 to result in a percentage.

Actual Production: In respect of a fiscal year, the sum of (i) tons produced in the East and (ii) tons produced in the West divided by 5.

Disability: Participant becomes physically or mentally incapacitated so as to be unable to perform the essential functions of Participant’s duties.

Earned Portion: At any time, the portion of the Restricted Stock Units which have become earned, as described in Section 3 of this Agreement.

EBITDA Restricted Stock Unit: A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(b) of this Agreement.

(h) EBITDA/Revenue Margin Restricted Stock Unit. A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(d) of this Agreement.

(i) Free Cash Flow (“FCF”) Restricted Stock Unit: A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(c) of this Agreement.

(j) Performance Actual: Each of the Actual EBITDA, Actual Free Cash Flow, Actual EBITDA/Revenue Margin, and Actual Production.

(k) Performance Date. Each of December 31, 2006, December 31, 2007 and December 31, 2008. Restricted Stock Units earned on these dates do not vest, until March 17, 2009.

(l) Performance Target: Each of the Target EBITDA, Target Free Cash Flow, Target EBITDA/Revenue Margin, and Target Production.

(m) Plan: The Foundation Coal Holdings, Inc. 2004 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

(n) Production Restricted Stock Unit. A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(e) of this Agreement.

(o) Restricted Stock Units: Collectively, the Time Restricted Stock Units, EBITDA Restricted Stock Units, FCF Restricted Stock Units, EBITDA/Revenue Margin, and Production.

(p) Retirement: Voluntary termination by the Participant on or after the attainment of age 55.

(q) Target EBITDA: $275.9 million in 2006, $270.8 million in respect of 2007, and $222.1 million in respect of 2008; provided, that the Board of Directors may make such equitable adjustments to Target EBITDA as it reasonably deems to be appropriate (including adjustments made as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, distributions, other extraordinary transactions, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures so that Target EBITDA equitably reflects the basis for determining Actual EBITDA for the period in question).

(r) Target Free Cash Flow: $192.1 million in respect of 2006, $92.4 million in respect of 2007, $154.0 million in respect of 2008; provided that the Board of Directors may make such equitable adjustments to Target Free Cash Flow as it reasonably deems to be appropriate in order to achieve the intention of this agreement after giving effect to significant events including, without limitation, acquisitions, dispositions, mergers or similar transactions.

(s) Target EBITDA/Revenue Margin: 20% with respect of 2004 through 2008; provided that the Board of Directors may make such equitable adjustments to Margin as it reasonably deems to be appropriate in order to achieve the intention of this Agreement after giving effect to significant events including , without limitation, acquisitions, dispositions, mergers, or similar transactions.

(t) Target Production: 29.8 million tons in respect of 2006, 28.9 million tons in respect of 2007 and 29.1 million in respect of 2008; provided that the Board of Directors may make such equitable adjustments to Target Production as it reasonably deems to be appropriate in order to achieve the intention of this agreement after giving effect to significant events including, without limitation, acquisitions, dispositions, mergers or similar transactions.

(u) Time Restricted Stock Units. A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(a) of this Agreement.

Award of Restricted Stock Units. The Company hereby awards to the Participant, subject to the terms and conditions of this Agreement and the Plan, 11,340 Time Restricted Stock Units, 7,290 EBITDA Restricted Stock Units, 7,290 FCF Restricted Stock Units, 7,290 EBITDA/Revenue Margin Restricted Stock Units, and 7,290 Production Restricted Stock Units. The Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in Shares in respect of the Restricted Stock Units until such Restricted Stock Units have vested and been distributed to the Participant in the form of Shares. A Restricted Stock Unit is an unfunded, unsecured right of the Participant to receive a share of the Company’s common stock, par value $0.01 per share (the “Shares”).

Earning of the Restricted Stock Units.

Time Restricted Stock Units. Subject to the Participant’s continued Employment with the Company and its Affiliates (except as provided in Section 3(g)) through March 17, 2009, the Time Restricted Stock Units shall be earned with respect to one-third of the Shares subject on December 31, 2006 and on each December 31st thereafter until such Time Restricted Stock Units are one hundred percent (100%) earned.

EBITDA Restricted Stock Units. Subject to the Participant’s continued Employment with the Company and its Affiliates (except as provided in Section 3(g)) through March 17, 2009, the EBITDA Restricted Stock Units shall be earned with respect to one-third of the Shares subject to the EBITDA Restricted Stock Units on each Performance Date to the extent that the Actual EBITDA for the fiscal year ending on such Performance Date equals or exceeds the Target EBITDA for such fiscal year. The minimum level of performance at which EBITDA Restricted Stock Units can be earned is eighty-five (85%) of Actual EBITDA. At this minimum level, fifty (50%) of the one-third of the EBITDA Restricted Stock Units can be earned on each Performance Date. Below the minimum level of performance, zero (0%) EBITDA Restricted Stock Units can be earned. EBITDA Restricted Stock Units will be straight line interpolated for performance falling between target and minimum levels.

FCF Restricted Stock Units. Subject to the Participant’s continued Employment with the Company and its Affiliates (except as provided in Section 3(g)) through March 17, 2009, the FCF Restricted Stock Units shall vest with respect to one-third of the Shares subject to the FCF Restricted Stock Units on each Performance Date to the extent that the Actual Free Cash Flow for the fiscal year ending on such Performance Date equals or exceeds the Target Free Cash Flow for such fiscal year. The minimum level of performance at which FCF Restricted Stock Units can be earned is eighty-five (85%) of Actual Free Cash Flow. At the minimum level, fifty (50%) of the one-third of the FCF Restricted Stock Units can be earned on each Performance Date. Below this minimum level of performance, zero (0%) FCF Restricted Stock Units can be earned. FCF Restricted Stock Units will be straight line interpolated for performance falling between target and minimum levels.

EBITDA/Revenue Margin Restricted Stock Units. Subject to the Participant’s continued Employment with the Company and its Affiliates (except as provided in Section 3(g)) through March 17, 2009, the EBITDA/Revenue Margin Restricted Stock Units shall vest with respect to one-third of the Shares subject to the EBITDA/Revenue Margin Restricted Stock Units on each Performance Date to the extent that the Actual EBITDA/Revenue Margin for the fiscal year ending on such Performance Date equals or exceeds the Target EBITDA/Revenue Margin for such fiscal year. The minimum level of performance at which EBITDA/Revenue Margin Restricted Stock Units can be earned is eighty-five (85%) of Actual EBITDA/Revenue Margin. At the minimum level, fifty (50%) of the one-third of the EBITDA/Revenue Margin Restricted Stock Units can be earned on each Performance Date. Below this minimum level of performance, zero (0%) EBITDA/Revenue Margin Restricted Stock Units can be earned. EBITDA/Revenue Margin Restricted Stock Units will be straight line interpolated for performance falling between target and minimum levels.

Production Restricted Stock Units. Subject to the Participant’s continued Employment with the Company and its Affiliates (except as provided in Section 3(g)) through March 17, 2009, the Production Restricted Stock Units shall vest with respect to one-third of the Shares subject to the Production Restricted Stock Units on each Performance Date to the extent that the Actual Production for the fiscal year ending on such Performance Date equals or exceeds the Target Production for such fiscal year. The minimum level of performance at which Production Restricted Stock Units can be earned is eighty-five (85%) of Actual Production. At the minimum level, fifty (50%) of the one-third of the Production Restricted Stock Units can be earned on each Performance Date. Below this minimum level of performance, zero (0%) Production Restricted Stock Units can be earned. Production Restricted Stock Units will be straight line interpolated for performance falling between target and minimum levels.

Catch-Up. Notwithstanding the foregoing and subject to the Participant’s continued employment with the Company and its Affiliates, if a Performance Actual does not exceed the applicable Performance Target with respect to fiscal years 1 and 2 (a “Missed Year”) but the sum of the Performance Actuals for the Missed Year and the subsequent fiscal year (the “Excess Year”) equals or exceeds the sum of the applicable Performance Targets for such Missed Year and Excess Year, then the

Restricted Stock Unit shall become earned with respect to one-third (1/3) the Shares subject to the applicable Performance Target in respect of such Missed Year.

Retirement, Death or Disability. Notwithstanding the foregoing, in the event that the Participant’s Employment terminates due to death, disability, or retirement, the Participant shall be deemed earned in the Restricted Stock Units that would have been earned on the Performance Dates prior to participant’s termination. These earned Restricted Stock Units will become vested on March 17, 2009 and Earned Portion of the Restricted Stock Units shall be issued or transferred to the Participant, or the Participant’s estate in the event of death, pursuant to Section 4(a).

Change in Control. Upon a Change in Control, the Time Restricted Stock Units shall, to the extent not previously cancelled or expired, immediately become one hundred percent (100%) earned and vested. Upon a Change in Control, the Performance Restricted Stock Units shall, to the extent not previously cancelled or expired, immediately become earned and vested with respect to one hundred percent (100%) of the number of Restricted Stock Units subject to the Performance Targets.

Delivery of Shares Underlying the Restricted Stock Units.

In General. Unless earlier cancelled pursuant to Section 4(b) below, on March 17, 2009, the Company shall (i) pay the Participant an amount, in cash and/or Shares, as determined by the Committee, equal to the Fair Market Value of Shares comprising the Earned Portion of the Restricted Stock Units awarded to the Participant under this Agreement and (ii) cancel all unearned Restricted Stock Units subject to this Agreement.

Termination of Employment. If the Participant’s Employment terminates for any reason, the Restricted Stock Units shall, to the extent not then earned, be immediately cancelled by the Company without any payment or other consideration.

Registration or Qualification. Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, a Restricted Stock Unit may not be delivered prior to the completion of any registration or qualification of the Restricted Stock Units or the Shares to which they relate under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

Certificates. As soon as practicable following the vesting of the Shares subject to the Restricted Stock Units, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

Legend on Certificates. The certificates representing the Shares issued to the Participant in respect of the Restricted Stock Units may be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws or the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Transferability. Unless otherwise determined by the Committee, a Restricted Stock Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Withholding. The Company or its Affiliate shall have the right to withhold from any payment due or transfer of the Shares made with respect to the Restricted Stock Units, any applicable withholding taxes in respect of the Restricted Stock Units or any payment or transfer with respect to the Restricted Stock Units or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

Compliance with Law and Regulations. The Restricted Stock granted pursuant to this Agreement, and any obligations of the Company hereunder, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principle executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

Restricted Stock Units Subject to the Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units and the Shares received in respect of the Restricted Stock Units are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

FOUNDATION COAL HOLDINGS, INC.

By:	/s/ Michael R. Peelish
Its:	Sr. VP Safety and Human Resources

/s/ Allen S. Pack, Jr.
Allen S. Pack, Jr.